United States

Securities and Exchange Commission

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

June 11, 2009

INTERNATIONAL GAME TECHNOLOGY
(Exact name of registrant as specified in charter)

Nevada	001-10684	88-0173041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9295 Prototype Drive, Reno, Nevada 89521
(Address of principal executive offices)

(775) 448-7777
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2009, International Game Technology (the “Company”), as part of its ongoing general initiative to reduce costs, terminated, effective June 11, 2009, the employment of certain management level employees, including Richard Pennington, who was a named executive officer of the Company. Mr. Pennington will receive a severance payment of approximately $242,000, pursuant to the Company’s established severance policy, which provides for up to 30 weeks’ salary. Mr. Pennington will also receive a pro rata share of any fiscal 2009 bonus to which he would otherwise be entitled under the IGT Management Bonus Plan. In addition, the Company and Mr. Pennington may enter into a short-term consulting agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

Date: June 17, 2009	By:	/s/ J. Kenneth Creighton
J. Kenneth Creighton Vice President Corporate Law Department and Assistant Secretary